UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 24, 2010

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

Florida	0-08106	65-0829355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134

(Address of Principal Executive Offices) (Zip Code)

(305) 599-1800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry Into a Material Definitive Agreement.

MasTec, Inc., a Florida corporation (“MasTec”), has commenced an offer to exchange (i) up to $115.0 million aggregate principal amount of its 4.00% Senior Convertible Notes due 2014 (the “New 4.00% Notes”), for a like principal amount of its outstanding 4.00% Senior Convertible Notes due 2014 (the “Original 4.00% Notes”), plus an exchange fee of $2.50 per $1,000 in principal amount of Original 4.00% Notes validly tendered and accepted in the exchange offer and (ii) up to $100.0 million aggregate principal amount of 4.25% Senior Convertible Notes due 2014 (the “New 4.25% Notes” and together with the New 4.00% Notes, the “New Notes”), for a like principal amount of its outstanding 4.25% Senior Convertible Notes due 2014 (the “Original 4.25% Notes” and together with the Original 4.00% Notes, the “Original Notes”), plus an exchange fee of $2.50 per $1,000 in principal amount of Original 4.25% Notes validly tendered and accepted in the exchange offer (the foregoing offers, the “Exchange Offer”).

The terms of the New Notes will be substantially identical to the Original Notes, except for certain features primarily related to the conversion of the New Notes as described in the prospectus (the “Prospectus”) contained in MasTec’s Registration Statement on Form S-4 as filed with the Securities and Exchange Commission (the “Commission”) on November 24, 2010, including a net settlement feature which provides that, upon conversion of the New Notes, MasTec will pay or deliver, as the case may be, cash, shares of MasTec’s common stock or a combination thereof, and conditional conversion features which provide that the New Notes may be converted upon certain specified conditions among other differences all as described in the Prospectus.

In connection with the Exchange Offer, on November 24, 2010, MasTec entered into an amendment (the “Letter Amendment”) to its Second Amended and Restated Loan and Security Agreement, dated July 29, 2008, as amended (the “Credit Facility”), with Bank of America, N.A., as administrative agent for the lenders thereunder, pursuant to which the lenders thereunder consented to the Exchange Offer and the issuance of the New Notes in connection with the Exchange Offer, subject to, among other things, the condition that, prior to the expiration of the Credit Facility in May 2013, MasTec may not use more than $10.0 million in the aggregate from cash on hand to defease, redeem or settle conversions of the New Notes, without the prior consent of the lenders under the Credit Facility.

The foregoing description of the Letter Amendment is only a summary and is qualified in its entirety by reference to the full text of the Letter Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

A registration statement relating to the Exchange Offer and the New Notes has been filed with the Securities and Exchange Commission but has not yet become effective. The New Notes may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the New Notes in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1 — Letter Amendment to Credit Facility, dated November 24, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date: November 24, 2010	By:	/s/ Alberto de Cardenas
		Name:	Alberto de Cardenas
		Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Letter Amendment to Credit Facility, dated November 24, 2010.